Exhibit 10.31
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment to the Employment Agreement by and between Pierre V. Samec (“Employee”) and Expedia, Inc., a Washington corporation (the “Company”), which was executed August 8, 2007 (herein the “Agreement Effective Date”), is entered into effective as of October 27, 2008.
     WHEREAS, the Company desires that Employee will have the additional responsibility of managing the role of Chief Information Officer who shall report to him, and Employee desires to accept such additional responsibility,
     NOW, THEREFORE, Employee and the Company agree that in consideration of said additional responsibility Section 2A of the Employment Agreement, which provides for a two-year Term, is hereby extended by one year to be a total three-year Term, commencing from the Agreement Effective Date. This First Amendment does not change any other term or condition of the Employment Agreement.

ACKNOWLEDGED AND AGREED:

EXPEDIA, INC.

By: /s/ Burke F. Norton

Name: Burke F. Norton

Title: Executive Vice President & General Counsel

Date: November 10, 2008

EMPLOYEE

By: /s/ Pierre V. Samec

Name: Pierre V. Samec

Date: November 10, 2008